UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Age of 1934

Date of Report (Date of earliest event reported) April 4, 2017

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138 (Address of principal executive offices)(Zip Code)

(408) 284-8200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The description of the Credit Agreement (as defined below) set forth under Item 2.01 below does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which was filed as Exhibit (b)(2) to IDT’s Schedule TO dated April 4, 2017 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed on February 13, 2017, Integrated Device Technology, Inc., a Delaware corporation (“IDT”), Glider Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of IDT (“Purchaser”), and GigPeak, Inc., a Delaware corporation (“GigPeak”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of GigPeak’s common stock, par value $0.001 per share, including the associated purchase rights for Series A Junior Preferred Stock of GigPeak (the “Rights”) issued under the Rights Agreement, dated as of December 16, 2014, as amended, between GigPeak and American Stock Transfer & Trust Company, LLC, as rights agent (such Rights, together with the common stock, the “Shares”), at a price of $3.08 per share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2017 and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

The Offer expired at one minute following 11:59 P.M. (12:00 midnight) New York City time, on Monday, April 3, 2017. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised IDT and GigPeak that, as of the expiration of the Offer, a total of 54,454,085 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 80.42% of the GigPeak’s then outstanding Shares and 67.84% of GigPeak’s then outstanding Shares (determined on a fully diluted basis). The Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied because the number of Shares validly tendered and not withdrawn pursuant to the Offer constituted a majority of the Shares then outstanding (determined on a fully diluted basis) and a majority of the voting power of the Shares then outstanding (determined on a fully diluted basis) and entitled to vote upon the adoption of the Merger Agreement and approval of the Merger (excluding from the number of tendered Shares, but not from the number of outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures (to the extent such procedures are permitted by the Purchaser) that have not yet been delivered in settlement or satisfaction of such guarantee). All other conditions to the Offer having also been satisfied, Purchaser accepted all of the Shares for payment. IDT will provide Purchaser with sufficient funds to promptly pay for all Shares validly tendered in the Offer and not validly withdrawn.

Following consummation of the Offer, all conditions to the Merger (as defined below) set forth in the Merger Agreement had been satisfied or waived, and on April 4, 2017, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), IDT completed its acquisition of GigPeak by consummating a merger of Purchaser with and into GigPeak (the “Merger”) without a meeting of the stockholders of IDT or GigPeak in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). As a result of the Merger, GigPeak became a wholly owned subsidiary of IDT. Pursuant to the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time, other than any Shares (i) that are owned by or held in the treasury of GigPeak, or owned by IDT or any direct or indirect wholly-owned subsidiaries of IDT or GigPeak or (ii) in respect of which appraisal rights were perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware, was converted into the right to receive an amount in cash equal to the Offer Price without interest and subject to any applicable withholding taxes.

The aggregate amount paid by Purchaser in the Offer and Merger was approximately $250 million. IDT provided Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not validly withdrawn and to make payments in respect of the remaining Shares upon their conversion in the Merger and in respect of outstanding options to acquire Shares and restricted stock units.

IDT funded the acquisition of the Shares in the Offer and the Merger from its available cash on hand and net proceeds from borrowings under its credit facility entered into on April 4, 2017 with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent and the various lenders signatory thereto (the “Credit Agreement”).

The Credit Agreement provides for a $200 million term loan facility (the “Initial Term Loans”). In addition, the Company may request incremental term loan and/or incremental revolving loan commitments in an aggregate amount not to exceed the sum of $200 million and an unlimited amount that is subject to pro forma compliance with certain secured leverage ratio tests; provided, however, that incremental revolving loan commitments may not exceed $50 million. In addition to funding a portion of the amount paid by Purchase in the Offer, the Company may use the proceeds of the loan to pay off GigPeak’s existing credit facility with Silicon Valley Bank, pay fees and expenses incurred in connection with the Offer and the Merger and for working capital and general corporate purposes.

At the Company’s election, Initial Term Loans under the Credit Agreement may also be made as either base rate loans or Eurodollar loans. The applicable margin for base rate loans is 2.00% and the applicable margin for Eurodollar loans is 3.00%. All Eurodollar loans are subject to a floor of 0.00%. The Company also agrees to pay other closing fees, arrangement fees and administration fees.

The commitments under the Credit Agreement will terminate, and all outstanding amounts thereunder will be due and payable, on the earliest of (w) April 4, 2024, (x) the date of termination of the commitments by the Company, (y) in connection with an exercise of remedies after the occurrence of an event of default, and (z) August 16, 2022 if any existing convertible notes are outstanding on August 16, 2022 and the maturity date thereof had not otherwise been extended to a date that is no earlier than 91 days after April 4, 2024, unless the Company and the guarantors shall have cash, permitted investments and/or undrawn revolving credit commitments (or other commitments on terms reasonably satisfactory to the administrative agent from financial institutions reasonably satisfactory to the administrative agent) in an aggregate amount not less than the aggregate principal amount of the then outstanding existing convertible notes. The Company may prepay the Initial Term Loan, in whole or in part, at any time without premium or penalty, subject to certain conditions, and amounts repaid or prepaid may not be reborrowed.

The Company’s obligations under the Credit Agreement are required to be guaranteed by certain of its subsidiaries meeting certain thresholds set forth in the Credit Agreement and are secured by substantially all of the tangible and intangible assets of the Company and the guarantors, including by a pledge of 100% of the equity interests of the domestic subsidiaries of the Company and guarantors and 65% of the equity interests of the first-tier foreign subsidiaries of the Company and the guarantors.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions and repurchase stock. The Credit Agreement includes customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. Under certain circumstances, a default interest rate will apply on all overdue obligations under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts. The occurrence of an event of default could result in the acceleration of obligations under the Credit Agreement.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Merger Agreement, the transactions contemplated thereby and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished as Exhibit 2.1 to the Current Report on Form 8-K filed by IDT on February 13, 2017 and the full text of the Credit Agreement furnished as Exhibit (b)(2) to IDT’s Schedule TO/A dated April 4, 2017, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement set forth under Item 2.01 above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which was filed as Exhibit (b)(2) to IDT’s Schedule TO dated April 4, 2017 and is incorporated herein by reference

Item 8.01 Other Events

On April 4, 2017, IDT issued a press release announcing the completion of the Offer. A copy of that press release is incorporated by reference to Exhibit (a)(5)(vi) included in IDT’s amendment to Schedule TO dated April 4, 2017.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

Forward-Looking Statements

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities. This report contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of GigPeak and the timing, benefits and financing thereof, IDT’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. These forward-looking statements are based on IDT’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the outcome of legal proceedings that may be instituted against GigPeak and/or others relating to the transaction; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the acquired company and its products, including uncertainty of the expected financial performance of the acquired company and its products; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the acquired company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of IDT’s shares could decline, as well as other risks related to IDT’s and GigPeak’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in IDT’s and the GigPeak’s respective SEC filings and reports, including the Annual Report of GigPeak on Form 10-K for the year ended December 31, 2016 and the Annual Report of IDT on Form 10-K for the year ended April 3, 2016. IDT undertakes no duty of obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in its expectations.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated February 13, 2017, by and among Integrated Device Technology, Inc., Glider Merger Sub, Inc. and GigPeak, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Integrated Device Technology, Inc. with the SEC on February 13, 2017).

10.1	Credit Agreement, dated as of April 4, 2017, by and among JPMorgan Chase Bank, N.A. (and the other lenders party thereto) and IDT (and certain of its affiliates) (incorporated by reference to Exhibit (b)(2) included in IDT’s amendment to Schedule TO dated April 4, 2017).

99.1	Press release issued by Integrated Device Technology, Inc. announcing the expiration and results of the offer on April 4, 2017 (incorporated by reference to Exhibit (a)(5)(vi) included in IDT’s amendment to Schedule TO dated April 4, 2017).

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IDT will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 4, 2017

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Brian C. White
Name:	Brian C. White
Title:	Vice President and Chief Financial Officer (duly authorized officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated February 13, 2017, by and among Integrated Device Technology, Inc., Glider Merger Sub, Inc. and GigPeak, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Integrated Device Technology, Inc. with the SEC on February 13, 2017).

10.1	Credit Agreement, dated as of April 4, 2017, by and among JPMorgan Chase Bank, N.A. (and the other lenders party thereto) and IDT (and certain of its affiliates) (incorporated by reference to Exhibit (b)(2) included in IDT’s amendment to Schedule TO dated April 4, 2017).

99.1	Press release issued by Integrated Device Technology, Inc. announcing the expiration and results of the offer on April 4, 2017 (incorporated by reference to Exhibit (a)(5)(vi) included in IDT’s amendment to Schedule TO dated April 4, 2017).

*	Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IDT will furnish copies of any such schedules and exhibits to the SEC upon request.